Exhibit 99.1

East Stone Acquisition Corporation Announces the Separate Trading
of its Ordinary Shares, Warrants and Rights

NEW YORK, NY, March 13, 2020 – East Stone Acquisition Corporation (Nasdaq: ESSCU) (the “Company”) announced today that, commencing March 17, 2020, holders of the 13,800,000 units sold in the Company’s initial public offering may elect to separately trade the Company’s ordinary shares, warrants and rights included in the units. Ordinary shares, warrants and rights that are separated will trade on The Nasdaq Capital Market under the symbols “ESSC,” “ESSCW” and “ESSCR,” respectively. Those units not separated will continue to trade on The Nasdaq Capital Market under the symbol “ESSCU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into ordinary shares, warrants and rights.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective on February 19, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About East Stone Acquisition Corporation

East Stone Acquisition Corporation is a newly incorporated blank check company incorporated as a British Virgin Islands business company and incorporated for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities. Although it is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, the Company believes it is particularly well-positioned to capitalize on growing opportunities created by in the financial technology (fintech) space in North America and Asia-Pacific.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

East Stone Acquisition Corporation

Xiaoma (Sherman) Lu

25 Mall Road, Suite 330

Burlington, MA 01803

sherman@estonecapital.com